UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 13, 2004

HCA INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction	001-11239 (Commission	75-2497104 (IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)

(615) 344-9551
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 13, 2004, HCA Inc. issued a press release announcing, among other matters, its preliminary results of operations for the third quarter ended September 30, 2004, the text of which is set forth as Exhibit 99.1.

ITEM 7.01.  REGULATION FD DISCLOSURE

     On October 13, 2004, HCA Inc. issued a press release announcing, among other matters, its preliminary results of operations for the third quarter ended September 30, 2004, the text of which is set forth as Exhibit 99.1.

ITEM 8.01.  OTHER EVENTS

     On October 13, 2004, HCA Inc. issued a press release announcing the approval by its board of directors of the initiation of a modified “Dutch” auction tender offer to purchase up to 61,000,000 shares of its outstanding common stock, par value $.01 per share, at a price not greater than $41.00 nor less than $35.00 per share net to the seller in cash, without interest, the text of which is set forth as Exhibit 99.2. The full details of the tender offer are set forth the Offer to Purchase, Letter of Transmittal and related materials, which are attached as exhibits (a)(1)(A) through (a)(1)(G), respectively, to the Schedule TO filed by the Company with the Securities and Exchange Commission on October 13, 2004 (the “Schedule TO”).

     HCA has obtained conditional commitments to finance the tender offer. It is anticipated that the tender offer will be financed with a short-term loan facility of approximately $1.5 billion together with approximately $1 billion drawn under a new credit facility to be entered into in connection with the refinancing of HCA’s existing credit facility. The terms of the commitment letters are more fully described below.

     JPMorgan Commitment Letter. JPMorgan Chase Bank has committed, subject to the terms and conditions set forth in the Commitment Letter dated as of October 12, 2004, from J.P. Morgan Securities Inc. and JPMorgan Chase Bank to the Company (the “JPMorgan Commitment Letter”), to provide up to $2.25 billion in financing to the Company, consisting of two facilities (the “JPMorgan Facilities”): a senior term loan facility in an aggregate principal amount of $500 million (the “JPMorgan Term Facility”) and a senior revolving credit facility (including a competitive bid facility similar to the one provided in the Company’s existing bank credit facility) in an aggregate principal amount of $1.75 billion (the “JPMorgan Revolving Facility”). The JPMorgan Facilities will be used to refinance outstanding indebtedness under the existing bank credit facility of the Company and for general corporate purposes (including but not limited to the redemption or purchase of outstanding securities of the Company).

      The JPMorgan Term Facility will provide for a five year maturity and will amortize in non-ratable quarterly installments in years two through five. The JPMorgan Revolving Facility will provide for a five year maturity. Interest on the outstanding balances under the JPMorgan Revolving Facility is payable, at the Company’s option, at an alternate base rate (or ABR as that term is defined in the JPMorgan Commitment Letter), or at the London Interbank Offered Rate (“LIBOR”), plus a margin ranging from 0.400% to 1.000%, depending on the long-term unsecured debt rating of the Company. Interest on the outstanding balances under the JPMorgan Term Facility is payable, at the Company’s option, at an alternate base rate (or ABR as that term is defined in the JPMorgan Commitment Letter) plus a margin ranging from 0.000% to 0.250%, or at LIBOR plus a margin ranging from 0.500% to 1.250%, depending on the long-term unsecured debt rating of the Company.

      The Company may make optional prepayments of loans under the JPMorgan Facilities, in whole or in part, in minimum amounts of $5 million, without premium or penalty, and subject to the reimbursement of lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period for that borrowing.

      JPMorgan Chase Bank’s obligation to make the loans described above is subject to customary conditions precedent and, among others:

•	the repayment and termination of the existing bank credit facility of the Company;

•	there shall not have occurred or become known to JPMorgan Chase Bank any condition or change in the financial condition of the Company and its subsidiaries taken as a whole that is material and adverse;

•	JPMorgan Chase Bank not becoming aware of any information or other matter affecting the Company and its subsidiaries taken as a whole that is material and adverse and is inconsistent with any such information or other matter disclosed to it prior to the date of the JPMorgan Commitment Letter;

•	A minimum long-term unsecured debt rating from Standard & Poor’s Rating Group and Moody’s Investor Service of at least BB+ and Ba2, respectively (with a stable outlook);

•	the absence of any continuing default under the definitive loan documents; and

•	the accuracy of all representations and warranties made in the definitive loan documents, including the absence of a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its subsidiaries, on a consolidated basis;

      The terms of the JPMorgan Facilities will provide for customary representations and warranties and negative and affirmative covenants, and will also include customary events of default such as payment defaults, cross-defaults to other indebtedness of the Company, bankruptcy and insolvency, and a change in control.

      JPMorgan Chase Bank and J.P. Morgan Securities Inc. have the ability to syndicate, before or after the consummation of the tender offer, the JPMorgan Facilities to a group of financial institutions, in consultation with the Company.

      We expect that any undrawn funds under the JPMorgan Facilities, following the consummation of the tender offer and the repayment of amounts required to terminate our existing credit facility, will be generally available to meet our business needs.

      JPMorgan/Merrill Commitment Letter. JPMorgan Chase Bank and Merrill Lynch Capital Corporation have each individually committed, subject to the terms and conditions set forth in the Commitment Letter, dated as of October 12, 2004, from J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank and Merrill Lynch Capital Corporation to the Company (the “JPMorgan/Merrill Commitment Letter” and, together with the JPMorgan Commitment Letter, the “Commitment Letters”), to provide to the Company fifty percent of a senior term loan facility of up to $1.5 billion (the “JPMorgan/Merrill Term Facility”). The JPMorgan/Merrill Term Facility will be used to finance the consummation of the tender offer.

      The JPMorgan/Merrill Term Facility will provide for a six month maturity. Interest on the outstanding balances under the JPMorgan/Merrill Term Facility is payable, at the Company’s option, at an alternate base rate (or ABR as that term is defined in the JPMorgan/Merrill Commitment Letter) or at LIBOR, in each case plus the margin applicable to such loans under the JPMorgan Term Facility as of the date of closing of the JPMorgan/Merrill Term Facility.

      The terms of the JPMorgan/Merrill Term Facility will provide for customary mandatory prepayment provisions.

      The Company may make optional prepayments of loans under the JPMorgan/ Merrill Term Facility, in whole or in part, without premium or penalty, and subject to the reimbursement of lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period for that borrowing.

      JPMorgan Chase Bank’s and Merrill Lynch Capital Corporation’s obligations to make the loans described above are subject to customary conditions precedent and, among others:

•	the execution and delivery of definitive documentation for the JPMorgan Facilities;

•	the repayment and termination of the existing bank credit facility of the Company (or, as an alternative to satisfaction of this condition and the preceding one, the amendment of the existing bank credit facility in a manner mutually satisfactory to the Company, JPMorgan Chase Bank and Merrill Lynch Capital Corporation);

•	there shall not have occurred or become known to JPMorgan Chase Bank and Merrill Lynch Capital Corporation any condition or change in the financial condition of the Company and its subsidiaries taken as a whole that is material and adverse;

•	JPMorgan Chase Bank and Merrill Lynch Capital Corporation not becoming aware of any information or other matter affecting the Company and its subsidiaries taken as a whole that is material and adverse and is inconsistent with any such information or other matter disclosed to them prior to the date of the JPMorgan/Merrill Commitment Letter;

•	A minimum long-term unsecured debt rating from Standard & Poor’s Rating Group and Moody’s Investor Service of at least BB+ and Ba2, respectively (with a stable outlook);

•	the absence of any continuing default under the definitive loan documents; and

•	the accuracy of all representations and warranties made in the definitive loan documents, including the absence of a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its subsidiaries, on a consolidated basis.

      The terms of the JPMorgan/Merrill Term Facility will provide for customary representations and warranties and negative and affirmative covenants, and will also include customary events of default such as payment defaults, cross-defaults to other indebtedness of the Company, bankruptcy and insolvency, and a change in control.

      JPMorgan Chase Bank, J.P. Morgan Securities Inc., Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated have the ability to syndicate, before or after the consummation of the Offer, the JPMorgan/Merrill Facility to a group of financial institutions, in consultation with the Company.

     The description of the provisions of the Commitment Letters set forth above are qualified in their entirety by reference to the full and complete text of the Commitment Letters, which are attached hereto as exhibits 99.3 and 99.4, respectively.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)

Exhibit
Number	Exhibit Title
99.1	Press Release dated October 13, 2004
99.2	Press Release dated October 13, 2004
99.3	$2.25 Billion Senior Credit Facilities Commitment Letter, dated October 12, 2004, by and among the Company, J.P. Morgan Securities Inc. and JPMorgan Chase Bank (filed as exhibit (b)(1) to the Schedule TO filed by the Company on October 13, 2004, and incorporated herein by reference).
99.4	$1.5 Billion Senior Credit Facility Commitment Letter, dated October 12, 2004, by and among the Company, J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Arrangers, JPMorgan Chase Bank and Merrill Lynch Capital Corporation as Agents (filed as exhibit (b)(2) to the Schedule TO filed by the Company on October 13, 2004, and incorporated herein by reference).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA Inc.

By: /s/ R. MILTON JOHNSON

R. Milton Johnson Executive Vice President and Chief Financial Officer

DATED: October 13, 2004

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release dated October 13, 2004
99.2	Press Release dated October 13, 2004
99.3	$2.25 Billion Senior Credit Facilities Commitment Letter, dated October 12, 2004, by and among the Company, J.P. Morgan Securities Inc. and JPMorgan Chase Bank (filed as exhibit (b)(1) to the Schedule TO filed by the Company on October 13, 2004, and incorporated herein by reference).
99.4	$1.5 Billion Senior Credit Facility Commitment Letter, dated October 12, 2004, by and among the Company, J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Arrangers, JPMorgan Chase Bank and Merrill Lynch Capital Corporation as Agents (filed as exhibit (b)(2) to the Schedule TO filed by the Company on October 13, 2004, and incorporated herein by reference).